As filed with the U.S. Securities and Exchange Commission on May 15, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IZEA WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1530765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr., #1880,
Orlando, FL 32804
(407) 674-6911
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Edward H. (Ted) Murphy
Chief Executive Officer
IZEA Worldwide, Inc.
1317 Edgewater Dr., #1880,
Orlando, FL 32804
(407) 674-6911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Spencer G. Feldman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
(212) 451-2300
sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS                                Subject to Completion, dated May 15, 2024
IZEA Worldwide, Inc.
$75,000,000
Common Stock
__________________________________________
This prospectus relates to shares of common stock, par value $0.0001 per share, of IZEA Worldwide, Inc. that we may sell from time to time on a continuous or delayed basis directly by us, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods up to a total dollar amount of $75,000,000 on terms to be determined at the time of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.
If any agents, underwriters, or dealers are involved in the sale of any securities to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. We will also provide specific terms regarding the sale of these securities, including any commissions, discounts, and net proceeds, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
Our shares of common stock are traded on The Nasdaq Capital Market under the symbol IZEA. On May 13, 2024, the closing price of our common stock was $3.19 per share. By means of this prospectus, we are offering $75,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of May 13, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $48.9 million, which was calculated based on 15,337,793 shares of outstanding common stock held by non-affiliates and on a price per share of $3.19, the closing price of our common stock on May 13, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2024.

Important Notice about the Information Presented in this Prospectus
In this prospectus, except as otherwise indicated, the words “IZEA” or the “Registrant” refer to IZEA Worldwide, Inc. and the words “the Company,” “we,” “us” and “our” refer to IZEA Worldwide, Inc., together with its consolidated subsidiaries. In this prospectus, references to “common stock” are to the common stock of IZEA. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on December 31 in the applicable calendar year.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public shares of our common stock in one or more offerings up to a total dollar amount of $75,000,000.
This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.
We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission, or discount arrangements with them.

ABOUT IZEA
Our Mission
Our mission is to Champion the Creators, enabling individuals from various backgrounds—from college students and stay-at-home parents to celebrities and professional journalists—to monetize their digital content, creativity, and influence. We compensate creators for their unique contributions, such as producing and distributing various forms of content (e.g., text, videos, photos, status updates, illustrations) on behalf of marketers across different websites, blogs, and social media channels.
Business Overview
IZEA is a pioneering marketing technology company that offers cutting-edge software and professional services, empowering brands to engage and transact with a diverse range of social influencers and content creators. As staunch advocates of the burgeoning creator economy, we facilitate individuals’ capitalizing on their creativity, content, and influence. We pride ourselves on having innovated the concept of an influencer marketplace in 2006 with the introduction of our inaugural platform, PayPerPost. Since then, we have been dedicated to enhancing our product and service offerings. Our clientele spans from independent content creators to Fortune 10 brands, all integral parts of an ecosystem powered by mutually advantageous collaborations. These collaborations manifest in three key ways:
Influencer Marketing – We partner with marketers to facilitate influencer marketing campaigns. This involves a brand compensating an individual with a substantial social following to create sponsored content and disseminate it among their followers.
Custom Generated Content (“CGC”) – Unlike influencer marketing that targets individuals with large followings irrespective of brand loyalty, CGC emphasizes content creation by brand advocates (“Advocates”). Advocates represent a brand’s most loyal customers. We assist brands in generating more CGC through dedicated programs aimed at boosting online visibility and driving sales.
Custom Content – We collaborate with marketers to supplement or replace their content development initiatives on their website, social media, and other channels. Our network of creators produces editorial and marketing content for both online and offline publication. Additionally, we enable our customers to utilize generative artificial intelligence to produce content programmatically.
We offer two primary modes of engagement for our customers. First, they can opt for our ‘Managed Services,’ where our team of professionals oversees their initiatives. This hands-on approach allows our clients to fully leverage our expertise, from strategizing and planning to executing collaborations. Second, for those who prefer a more independent approach, we offer “Software as a Service” (SaaS) tools. With this option, customers can manage their own programs using our intuitive, self-service software tools.
While the lion’s share of our current revenue is derived from Managed Services customers, the majority of our clientele comprises those who license our software. While our software clientele includes Fortune 500 customers among the smaller businesses and creators who lean toward our SaaS offerings, larger corporations and agencies tend to favor our Managed Services. This preference could be attributed to the level of human resources, control, flexibility, and scalability each option offers.
Regardless of the mode of engagement, our software platforms remain the cornerstone of all our operations. We rely on them to drive our services and deliver value to our customers. Our primary software platforms today include IZEA Flex and IZEA.com. Each of these platforms is uniquely designed to facilitate specific aspects of collaborations between creators and brands.
Corporate Information
We are a Nevada corporation that was founded in February 2006 under the name PayPerPost, Inc. and became a public company in May 2011. In January 2015, we purchased all of the outstanding shares of capital stock of Ebyline, Inc. (“Ebyline”). In March 2016, we formed IZEA Canada, Inc., a wholly owned subsidiary incorporated in Ontario, Canada, to provide sales and support for our Canadian customers. In July 2016, we purchased all the outstanding shares of capital stock of ZenContent, Inc. (“ZenContent”) and, in July 2018, a subsidiary of the company merged with TapInfluence, Inc. (“TapInfluence”). ZenContent, Ebyline and TapInfluence were merged into IZEA in December 2017, December 2019, and December 2020, respectively. In December 2023, we purchased all the outstanding shares of capital stock in Hoozu Holdings Ltd and acquired certain assets and liabilities of Zuberance, Inc., a pioneering advocate marketing solution platform.
Our company is based in Orlando, Florida, but operates as a virtual-first company, with all of our employees working remotely since March 16, 2020.

Our corporate address is 1317 Edgewater Dr., #1880, Orlando, Florida 32804, and our telephone number is (407) 674-6911. We maintain a corporate website at https://izea.com. Information on our website does not constitute part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS
An investment in our common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of Part I to our Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.” If any of the events actually occur, our business, financial condition or results of operation may be materially and adversely affected. In such case, the trading price of our common stock could decline, and investors could lose all or part of their investment. These risk factors may not identify all risks that we face, and our operations could also be affected by factors that are not presently known to us or that we currently consider to be immaterial to our operations.
Risks Related to our Business and Industry
We have a history of annual net losses, expect future losses and cannot assure you that we will achieve profitability.
We have incurred significant net losses and negative cash flow from operations for most periods since our inception, which has resulted in a total accumulated deficit of $88.7 million as of March 31, 2024. For the twelve months ended December 31, 2023, we had a total comprehensive loss of $6.8 million, including a $9.9 million loss from operations. For the three months ended March 31, 2024, we had a total comprehensive loss of $3.2 million, including a $3.3 million loss from operations. We have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. If we achieve profitability, we may not be able to sustain it. Therefore, we may need to raise capital through new financings, which could include equity financing, such as additional issuances of common stock under an “at the market offering” program, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources. In addition, securities we issue may contain rights, preferences, or privileges senior to those of the rights of our current stockholders. There can be no assurance that additional funds will be available on terms attractive to us, or at all. If adequate funds are unavailable, we may be required to curtail or reduce our operations or be forced to sell or dispose of our rights or assets. An inability to raise adequate funds on commercially reasonable terms would have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and liquidate with little or no return to investors.
A few of our customers account for a significant portion of our gross billings and accounts receivable, and the loss of, or reduced purchases from, these or other customers could have a material adverse effect on our operating results.
A significant portion of our gross billings and accounts receivable are attributable to a small number of customers. During the twelve months ended December 31, 2023, one customer accounted for more than 10% of gross billings, and one customer accounted for more than 10% of total accounts receivable. During the three months ended December 31, 2022, two customers each accounted for more than 10% of gross billings, and three customers each accounted for more than 10% of accounts receivable. In January 2023, we announced that we began the process of parting ways with the customer accounting for a large portion of our gross billings and accounts receivable for the years ended December 31, 2023 and 2022. The concentration of our sales with a relatively small number of customers makes us particularly dependent on factors, both positive and negative, affecting those customers. If demand for our services from these customers increases, our results are favorably impacted, while if their demand for our services decreases, they may reduce their purchases of, or stop purchasing, our services, and our operating results would suffer. We do not typically engage in contracts that are longer than one year, and so most of our customers can reduce or cease business with us on a relatively short basis. The loss of a large customer and failure to add new customers to replace lost revenue would have a material adverse effect on our business, financial condition, and results of operations.
We have recently engaged, and may in the future engage, in acquisitions that could be difficult to integrate, divert the attention of key personnel, cause dilution to our shareholders and harm our financial condition and operating results.
From time to time, we may acquire businesses, and the successful integration of such acquisitions is critical to our success. On December 1, 2023, we completed our acquisition of Hoozu Holdings Ltd (“Hoozu”), an influencer marketing agency with its base of operations in Australia, and on December 1, 2023, acquired Zuberance, Inc. (“Zuberance”), an advocate marketing software platform. Our integration of the Hoozu and Zuberance businesses into our operations is a complex and time-consuming process that may not be successful. The primary areas of focus for successfully combining the Hoozu business, and other businesses we may acquire, with our operations may include, among others, retaining and integrating talent and key employees, integrating information, communications, and other systems, and managing the growth of the overall company.

We may in the future make additional acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current business or otherwise offer opportunities for our company. In connection with these acquisitions or investments, we may issue common stock or other forms of equity that would dilute our existing shareholders’ percentage of ownership, incur debt and assume liabilities, and incur amortization expenses related to intangible assets or incur large and immediate write-offs.
We may not be able to complete acquisitions on favorable terms, or at all. Even if we successfully integrate an acquired business, such as Hoozu or Zuberance, into our operations, there can be no assurance that we will realize the anticipated benefits. We acquired Hoozu and may in the future seek to acquire other businesses, with the expectation that the acquisition would result in various benefits for the combined company including, among others, business and growth opportunities and significant synergies from increased efficiency in client conversion and corporate support. Increased competition and/or deterioration in business conditions may limit our ability to expand the acquired business. As such, we may not be able to realize the synergies, goodwill, business opportunities and growth prospects anticipated in connection with any acquisition.
Acquisitions may also have unanticipated tax, legal, regulatory, and accounting ramifications, including recording goodwill and non-amortizable intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges and incurring amortization expenses related to certain intangible assets.
We are a remote workforce, which subjects us to certain operational challenges, risks, and potential harm to our business.
As a result of the COVID-19 pandemic, in 2020 our workforce shifted from in-person to remote work, and we are subject to the challenges and risks of having a remote workforce. For example, certain security systems in homes or other remote workplaces may be less secure than those previously used in our offices, which may subject us to increased security risks, including cybersecurity-related events, and expose us to data or financial loss risks associated with disruptions to our business operations. Members of our workforce who access company data and systems remotely may not have access to robust technology, which could cause the networks, information systems, applications, and other tools available to those workers to be more limited or less reliable. We may also be exposed to risks associated with the locations of remote workers, including compliance with local laws and regulations or exposure to compromised internet infrastructure. Allowing members of our workforce to work remotely may create intellectual property risk if employees create intellectual property on our behalf while residing in a jurisdiction with unenforced or uncertain intellectual property laws. Further, if employees fail to inform us of changes in their work location, we may be exposed to additional risks without our knowledge. Remote working may also subject us to other operational challenges and risks. For example, remote working may adversely affect our ability to recruit and retain personnel who prefer an in-person work environment. Operating our business remotely could have a negative impact on our corporate culture, decrease the ability of our workforce to collaborate and communicate effectively, decrease innovation and productivity, or negatively affect workforce morale. If we are unable to effectively maintain a fully remote workforce, manage the cybersecurity and other risks of remote work, and maintain our corporate culture and workforce morale, our business could be harmed or otherwise negatively impacted.
We rely on third-party social media platforms to provide the mechanism necessary to deliver influencer marketing, and any change in the platform terms, costs, availability, or access to these technologies could adversely affect our business.
We rely on third-party social media platforms such as Facebook/Meta, TikTok, Instagram, X (formerly Twitter) and YouTube for core aspects of influencer data. These platforms include technologies that provide some of the functionality required to operate the influencer marketing portion of our platform, as well as functionalities such as user traffic reporting, ad-serving, content delivery services, discovering services, and metrics. There can be no assurance that these providers will continue to make all or any of their technologies available to us on reasonable terms, or at all. Many of the social platforms offer their own competing marketplaces or services. Third-party social media platforms may start charging fees or otherwise change their business models in a manner that impedes our ability to use their technologies. In any event, we have no control over these companies or their decision-making for granting us access to their social media platforms or providing us with analytical data, and any material change in the current terms, costs, availability, or use of their social media platforms or analytical data could adversely affect our business.
Recently, TikTok has been subject to various forms of data privacy, regulatory and national security scrutiny, as well as mounting political pressure to potentially limit or restrict its use in the United States. If such efforts to limit or restrict TikTok are successful, our ability to engage and interact with existing and potential customers through TikTok could be significantly limited, which could in turn have a negative impact on our business results.
Geopolitical instability, including the wars in Ukraine and the Middle East, could have a significant adverse effect on our business, results of operations, financial condition and cash flow in the future.

Geopolitical crises raise a host of potential threats and risk factors to consider even though we do not conduct business directly in Ukraine or Russia, and only conduct limited business connected to Israel. Geopolitical instability may lead to sanctions brought against aggressor countries that will impact the import, export, sale and supply of goods and services with companies located in the United States. and other regions. Many companies have ceased all operations in certain warring countries with near- and short-term losses expected in the millions. This will have a negative impact on the global economy and affect economic and capital markets. A downturn in the economy could drive our customers to cancel or reduce existing bookings, which will result in a reduction in revenue.
In light of the dramatic sanctions imposed against Russia, the U.S. Cybersecurity, and Infrastructure Security Agency (“CISA”) issued a warning of the risk of Russian cyber-attacks on U.S. networks and critical infrastructure. While we do not think we are a likely target of a cyber-attack, we need to be diligent in our controls over IT and ensuring the protection of our companies, employees, vendors, and customers data. If we do fall victim to such an attack, it could have an adverse effect on our business operations.
Risks Relating to our Common Stock and this Offering
We have raised and may raise in the future, additional capital to meet our business requirements and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.
We have incurred losses since inception and expect to continue to incur losses until we can significantly grow our revenues. Therefore, we may need additional financing to maintain and expand our business.
The terms of any securities issued by us in future capital transactions may be more favorable to new investors and may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding. In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses, and other costs. We may be required to bear the costs even if we are unable to complete any such capital financing. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible promissory notes and warrants, which may adversely impact our financial results.
Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.
As of May 13, 2024, we had 16,705,715 shares of common stock issued and outstanding, which included 365,855 shares of unvested restricted stock, outstanding stock options to purchase 343,161 shares of our common stock at an average exercise price of $9.54 per share, and unvested restricted stock units of 1,521,861 shares with an intrinsic value of $4,671,131.
As of May 13, 2024, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 933,735 shares of common stock under our May 2011 Equity Incentive Plan and 80,978 shares of common stock under our 2014 Employee Stock Purchase Plan.
On November 30, 2023, the IZEA Board of Directors adopted the IZEA Worldwide, Inc. 2023 Inducement Plan (the “Inducement Plan”) to accommodate equity grants to new employees hired by IZEA or its subsidiaries, including employment inducements in connection with acquisition transactions. Under the Inducement Plan, IZEA may grant restricted stock units (“RSUs”), including performance-based and time-based RSUs, with respect to up to a total of 1,800,000 shares of IZEA common stock. As permitted by Rule 5635(c)(4) of the Nasdaq Listing Rules, the Inducement Plan was adopted without stockholder approval. As of March 25, 2024, an aggregate of 338,354 RSUs have been issued under the Inducement Plan.
In the future, we may grant these additional shares or issue new securities, pursuant to the terms defined in employment agreements or as part of additional incentive programs. The exercise, conversion, or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation will dilute the percentage ownership of our stockholders. Issuance of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. No person is under any obligation to publish research or reports on us, and any person publishing research or reports on us may discontinue doing so at any time without notice. If adequate research coverage is not maintained on our company or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business or provide relatively more favorable recommendations about our competitors, our stock price would likely decline. If any analysts who cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
Our earnings are subject to substantial quarterly and annual fluctuations and to market downturns.
Our revenues and earnings may fluctuate significantly in the future. General economic or other political conditions may cause a downturn in the market for our products or services. A future downturn in the market for our products or services could adversely affect our operating results and increase the risk of substantial quarterly and annual fluctuations in our earnings. Our future operating results may be affected by many factors, including, but not limited to our ability to retain existing or secure anticipated marketers and creators; our ability to develop, introduce and market new products and services on a timely basis; changes in the mix of products developed, produced, and sold; disputes with our marketers and creators; and general economic conditions causing a reduction in spending by our customers. These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results. The change in our earnings or general economic conditions may cause the market price of our common stock to fluctuate.
Net proceeds from the sale of our securities may not result in an increase in investment value.
Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used. Our decisions on how to use the proceeds may not lead to an increase in the value of our common stock.
The price of our common stock in the public markets has experienced, and may in the future experience, extreme volatility due to a variety of factors, many of which are beyond our control.
Since our common stock started trading on The Nasdaq Capital Market, it has been relatively thinly traded and at times been subject to price volatility. From January 1, 2023 to December 31, 2023, the closing price of our common stock has ranged from a low of $2.01 on December 29, 2023 to a high of $3.21 on June 7, 2023. During the twelve months ended December 31, 2023, the closing price of our common stock averaged $2.43 with an average daily trading volume of 39,041 shares. From January 1, 2024 to May 13, 2024, the closing price of our common stock has ranged from a low of $1.93 on March 11, 2024 to a high of $3.19 on May 13, 2024.
In addition to shares of our common stock, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock has historically experienced and may continue to experience significant volatility. As a result, the market price could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
•changes in our industry;
•competitive pricing pressures;
•our ability to obtain working capital financing;
•additions or departures of key personnel;
•limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;
•speculative trading practices of certain market participants;
•actual or purported “short squeeze” trading activity;
•expiration of any Rule 144 holding periods or registration of unregistered securities issued by us;
•sales of our common stock;
•our ability to execute our business plan;
•operating results that fall below expectations;
•loss of any strategic relationship or significant customer;
•regulatory developments; and
•economic and other external factors.
These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.
Further, on some occasions, our stock price may be or may be purported to be, subject to “short squeeze” activity. A “short squeeze” is a technical market condition that occurs when the price of a stock increases substantially, forcing market participants who had taken a position that its price would fall (i.e. who had sold the stock “short”), to buy it, which in turn may create significant, short-term demand for the stock not for fundamental reasons, but rather due to the need for such market participants to acquire the stock to forestall the risk of even greater losses. A “short squeeze” condition in the market for a stock can lead to short-term conditions involving very high volatility and trading that may or may not track fundamental valuation models.
In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward‑looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “would,” “could,” “should,” “projects” “believes,” “anticipates,” “expects,” “plans,” “estimates,” “forecast,” “potential,” “thinks,” “intends,” “likely,” “continue,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. These statements are only predictions. Such statements are based on currently available operating, financial and competitive information, and are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Future events and our actual results and financial condition may differ materially from those reflected in these forward-looking statements. Therefore, you should not place undue reliance on our forward‑looking statements. There are a number of important factors that could cause our actual results, performance, achievements, or industry to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify under the heading “Risk Factors” and elsewhere in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Our forward-looking statements are based on our current expectations, intentions, and beliefs as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by U.S. federal securities laws, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

USE OF PROCEEDS

We intend to use the net proceeds from any sale of our shares of common stock by us to continue our investment in engineering resources and marketing, and to fund potential acquisitions of other businesses (although we have no current commitments or agreements with respect to any such acquisitions), and for working capital and general corporate purposes. Working capital may be used to pay for, among other uses, salaries, professional fees, public reporting costs, office-related expenses, and other corporate expenses, including interest and overhead.
The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital‑preservation investments, including short‑ and intermediate‑term, interest‑bearing, investment‑grade securities.
Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.
THE SECURITIES WE MAY OFFER
The description of the shares of common stock contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the shares that we may offer. We will describe in the applicable prospectus supplement relating to any shares of common stock the particular terms of the shares offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the shares may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the shares of common stock, and the securities exchange, if any, on which the shares will be listed.
We may sell from time to time, in one or more offerings, shares of our common stock. The total dollar amount of all the shares that we may issue will not exceed $75,000,000. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which are included or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capital Stock

    We have 60,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 50,000,000 shares are common stock and 10,000,000 shares are “blank check” preferred stock.
Common Stock
The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of common stock are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, meaning that shareholders may not give more than one vote per share to any single nominee for election to our board of directors.
We refer you to our articles of incorporation, bylaws, and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.
Preferred Stock
Our articles of incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We do not currently have any outstanding shares of preferred stock.

Market Listing
Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “IZEA.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions.

ANTI-TAKEOVER EFFECTS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS
Provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Blank Check Preferred. Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.
Board Vacancies to be filled by Remaining Directors. Our bylaws provide that vacancies on the Board may be filled by the remaining directors then in office.
Removal of Directors by Stockholders. Section 78.35 of the Nevada Revised Statutes provides that any director or more than one incumbent directors may be removed as a director only by the vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.
Stockholder Action. Our bylaws provide that special meetings of the stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.
Cumulative Voting. The Nevada Revised Statutes provide that a corporation’s stockholders are not entitled to the right to cumulate votes in the election of directors unless the corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. The absence of cumulative voting rights makes it more difficult for stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors.
Nevada Anti-Takeover Statutes. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which generally prohibits a resident domestic Nevada corporation (generally defined as a Nevada corporation with 200 or more stockholders of record) from entering into certain business “combinations” with an “interested stockholder” or the interested stockholder's affiliates or associates during the two-year period after the stockholder first became an interested stockholder, unless certain requirements and conditions are met. For purposes of Nevada’s Combination with Interested Stockholders Statute, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote. We may be subject to Sections 78.378 through 78.3793 of the Nevada Revised Statues, which are commonly referred to as the “Control Share Act” and contain provisions governing the acquisition of a “controlling interest” in an “issuing corporation” (in general, a Nevada corporation that (i) has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation and (ii) does business in Nevada directly or through an affiliated corporation). Nevada’s Control Share Act generally provides that any person or entity who, individually or in association with others, acquires 20% or more of the outstanding voting shares of an “issuing corporation” may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.
Limitations on Liability and Indemnification of Officers and Directors
The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.
The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.
Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters or dealers for resale to the public or to investors;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•directly to investors in privately negotiated transactions; or
•through a combination of these methods of sale.

The shares that we distribute by any of these methods may be sold, in one or more transactions, at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to prevailing market prices; or
•negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our common stock, including:
•the name or names of any agents or underwriters;
•the purchase price of our shares being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional shares from us;
•any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters
Underwriters, dealers, and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
If we use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares of our common stock from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of shares sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total amount of the shares less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.
Direct Sales
We may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.
Trading Markets and Listing of Shares
Our shares of common stock are traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in our shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
Stabilization Activities
In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of the shares available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
Subscription Rights
We may also issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock through the issuance of subscription rights.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement. If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements as incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at https://izea.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024; and
•The description of our securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.
All documents filed by IZEA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into this prospectus from the respective dates of filing such documents.
Any future filings IZEA makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not support to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all provisions of such contract or other document.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference herein, including exhibits to the document. You should direct any requests for documents to IZEA Worldwide, Inc., 1317 Edgewater Dr., #1880, Orlando, Florida 32804, tel.: (407) 674-6911, Attention: Corporate Secretary.
You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

$75,000,000
Common Stock
_________________
PROSPECTUS
_________________

__________, 2024

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

SEC registration fee	$11,070.00
Accounting fees and expenses (1)	15,000.00
Legal fees and expenses (1)	15,000.00
Miscellaneous	5,000.00
Total	$46,070.00
(1) Does not include expenses in connection with preparing prospectus supplements and offering shares of common stock     pursuant thereto.
Item 15. Indemnification of Directors and Officers.
Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, the individual liability of directors and officers is eliminated.
Our directors and officers are also entitled to indemnification as provided by the Nevada Revised Statutes and our articles of incorporation. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.     Exhibits and Financial Statement Schedules
The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement on Form S-3.

EXHIBITS

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Sales Agreement or similar agreement.
3.1
Amended and Restated Articles of Incorporation of IZEA, Inc., filed with the Nevada Secretary of State on November 28, 2011 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on November 23, 2011).

3.2
Certificate of Change of IZEA, Inc., filed with the Nevada Secretary of State on July 30, 2012 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2012).

3.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 17, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014).

3.4
Certificate of Withdrawal of Certificate of Designation filed with the Secretary of State of the State of Nevada effective January 23, 2015 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

3.5
Certificate of Amendment filed with the Secretary of State of the State of Nevada effective January 11, 2016 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2016).

3.6		Amended and Restated Bylaws of IZEA, Inc. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on November 23, 2011).
3.7		Certificate of Designation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
3.8
Articles of Merger of IZEA Innovations, Inc. filed with the Secretary of State of the State of Nevada effective April 5, 2016 (Incorporated by reference to Exhibit 3.11 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 11, 2016).

3.9
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective August 20, 2018 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 23, 2018).

3.10
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 17, 2019 (Incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020).

3.11
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 14, 2020 (Incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2021).

4.1
Description of Common Stock of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2020).

5.1	*	Opinion of Olshan Frome Wolosky LLP, counsel to the Registrant, as to the legality of the shares of common stock.
23.1	*	Consent of Grant Thornton, LLP, independent registered public accounting firm.
23.3	*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	*	Power of Attorney (set forth on the signature page of the registration statement).
107	*	Filing Fee Table.

**    To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K.
*    Filed herewith.

Item 17.     Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Winter Park, State of Florida, on this 15th day of May 2024.

IZEA Worldwide, Inc. a Nevada corporation

By:	/s/ Edward H. Murphy
Edward H. Murphy Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Peter J. Biere
Peter J. Biere Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of IZEA Worldwide, Inc., hereby severally constitute and appoint Edward H. (Ted) Murphy and Peter J. Biere and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable IZEA Worldwide, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward H. Murphy	Chief Executive Officer and Chairman of the Board	May 15, 2024
Edward H. Murphy	(Principal Executive Officer)

/s/ Peter J. Biere	Chief Financial Officer	May 15, 2024
Peter J. Biere	(Principal Financial and Accounting Officer)

/s/ Ryan S. Schram	President, Chief Operating Officer and Director	May 15, 2024
Ryan S. Schram

/s/ Brian W. Brady	Director	May 15, 2024
Brian W. Brady

/s/ John H. Caron	Director	May 15, 2024
John H. Caron

/s/ Lindsay A. Gardner	Director	May 15, 2024
Lindsay A. Gardner

/s/ Daniel R. Rua	Director	May 15, 2024
Daniel R. Rua

/s/ Patrick J. Venetucci	Director	May 15, 2024
Patrick J. Venetucci